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                                                                      EXHIBIT 99

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         EPI OPERATIONS (DIVISIONS)                       PLANT LOCATIONS
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
CINCINNATI INDUSTRIAL MACHINERY
3280 Hageman Street
Sharonville, Ohio 45241                        Sharonville, Ohio

CONSTRUCTION EQUIPMENT
1802 E. 50th Street
Lubbock, Texas 79404                           Lubbock, Texas
                                               Acuna, Coahuila, Mexico

ELECTRONICS
"C" and Porter Streets
Joplin, Missouri 64801                         Colorado Springs, Colorado
                                               Galena, Kansas
                                               Joplin, Missouri (5)
                                               Seneca, Missouri
                                               Stella, Missouri
                                               Socorro, New Mexico
                                               Grove, Oklahoma

FABRICON PRODUCTS
1721 West Pleasant Avenue
River Rouge, Michigan 48218                    River Rouge, Michigan
                                               Riverton, New Jersey
                                               Philadelphia, Pennsylvania

HILLSDALE TOOL & MANUFACTURING CO.
135 E. South Street
Hillsdale, Michigan 49242                      Hamilton, Indiana
                                               Hillsdale, Michigan (4)
                                               Jonesville, Michigan
                                               Vassar, Michigan

MICHIGAN AUTOMOTIVE
Research Corporation
1254 North Main Street
Ann Arbor, Michigan 48104                      Ann Arbor, Michigan

MINERALS
1755 E. Plumb Lane, #151
Reno, Nevada 89510                             Clark, Nevada
                                               Colado, Nevada
                                               Vale, Oregon

ORTHANE
1500 I-35 W. (at Airport Road)
Denton, Texas 76202                            Denton, Texas

PLASTICS
14123 Roth Road
Grabill, Indiana 46741                         Ashley, Indiana
                                               Grabill, Indiana
                                               Huntington, Indiana

ROSS ALUMINUM FOUNDRIES
707-815 North Oak Avenue
Sidney, Ohio 45365                             Sidney, Ohio (2)

RUBBER MOLDING
2424 John Daly Road
Inkster, Michigan 48141                        Norwich, Connecticut
                                               Stratford, Connecticut
                                               Paris, Illinois

SPECIALTY MATERIALS
200 9th Avenue, N.E.
Miami, Oklahoma 74354                          Lexena, Kansas
                                               Harrisonville, Missouri
                                               Miami, Oklahoma (2)
                                               Quapaw, Oklahoma (2)
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         EPI OPERATIONS (DIVISIONS)                       PLANT LOCATIONS
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
TRANSICOIL INC
2560 General Armistead Avenue
Trooper, Pennsylvania 19403                    Valley Forge, Pennsylvania
                                               Melaka, Malaysia

TRIM
829 U.S. Highway 131 South
Kalkaska, Michigan 49646                       Kalkaska, Michigan

WOLVERINE GASKET
2638 Princess Street
Inkster, Michigan 48141                        Leesburg, Florida
                                               Inkster, Michigan
                                               Blacksburg, Virginia

EAGLE-PICHER INTERNATIONAL                     Market Harborough, England
                                               Soria, Spain
                                               Ohringen, Germany
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